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                                                                    Exhibit 10.7

                                FIRST AMENDMENT
                          TO TIME BROKERAGE AGREEMENT

     THIS FIRST AMENDMENT (the "First Amendment") is made as of the 15th day of June, 1999, by and among Manahawkin Communications Corporation ("Licensee"), the permittee of the FM radio station on 105.7 MHz, Manahawkin, New Jersey, Jersey Devil Broadcasting, Inc. ("Jersey Devil"), Southern Ocean Broadcasting, Inc. ("Southern Ocean"), and Great American Communications Co. ("Great American") (collectively the "Licensee Shareholder Corporations"), and Nassau Broadcasting Partners, L.P. ("Broker"). Licensee, Licensee Shareholder Corporations, and Broker are hereinafter collectively referred to as the "Parties".

                                   RECITALS

    WHEREAS, the Parties entered into a certain Time Brokerage Agreement dated February 12, 1997 (the "Agreement"), which sets forth their agreements regarding Broker's use of broadcasting time and the grant of an option by Licensee and Licensee Shareholder Corporations to Broker for the purchase of the issued and outstanding shares of the capital stock of Licensee;

    WHEREAS, the Parties also entered into a certain Option Agreement dated February 12, 1997 (the "Option Agreement") and have fulfilled each of their obligations thereunder, except that Nassau has not yet paid to Southern Ocean its portion of the Option Payment, as defined in the original Section 18 of the Agreement, to secure the Option and the extension of time in which to make such payment has expired pursuant to Section 7(c) of the Option Agreement; and

    WHEREAS, Jersey Devil and Great American hereby acknowledge receipt of their respective portions of the Option Payment, as defined in the original
Section 18 of the Agreement and that Broker has secured the Option with respect to their stock in Licensee and that the Option continues in full force and effect as to Jersey Devil and Great American; and

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    WHEREAS, Nassau desires to secure the Option to acquire the stock of
Licensee owned by Southern Ocean; and

    WHEREAS, as of the date hereof, Licensee, Licensee Shareholder Corporations and Broker continue to be the only parties to the Agreement; and

    WHEREAS, in light of new regulations adopted by the Federal Communications Commission ("FCC"), the Parties desire to amend the Agreement on the terms and conditions hereinafter set forth; and

    WHEREAS, Section 22 of the Agreement requires that any modification or amendment of the Agreement be in the form of an written instrument executed by all the Parties.

    NOW, THEREFORE, in consideration of the agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto do hereby agree to amend the Agreement as follows:

    1.   Definitions. For the purposes of this Amendment, all capitalized terms
         -----------
 used herein shall have the meanings set forth in the Agreement.

    2.   Perfection of Option on Southern Ocean Stock. Southern Ocean hereby
         ---------------------------------------------
agrees to seek any and all necessary approvals of the United States Bankruptcy Court for the District of New Jersey, Trenton Division (the "Bankruptcy Court") in order for Nassau to proceed with acquiring the Option to acquire Southern Ocean's stock in Licensee. No later than ten (10) business days from the date of this First Amendment, Southern Ocean will cause to be filed the necessary motion to obtain the approval of the Bankruptcy Court. Upon receipt of an order from the Bankruptcy Court approving Nassau's acquisition of the Option, Nassau will pay Southern Ocean the sum of Three Hundred Fifty-Seven Thousand One Hundred Twenty-Five Dollars and no Cents ($357,125.00) (the "Option Acquisition Payment"). Upon receipt of the Option Acquisition Payment by Southern Ocean, Nassau will have a fully vested Option in Southern Ocean's shares of Licensee.

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    3.   Amendment to the Agreement. Effective the date hereof, Section 18.1
         ---------------------------
of the Agreement shall be amended by deleting such Section and inserting the following Section 18.1 in lieu thereof:

         18.1. Purchase Option. The Licensee grants to Broker, Broker's
               ----------------
assignee or designee an option to acquire the stock of Licensee's Shareholder Corporations (the "Option"). The term of the Option shall run from February 16, 1999, which is the effective date of the FCC's Report and Order in MM Docket
                                               -----------------------------
No. 98-43, 13 FCC Rcd 23056 (1998), which eliminated the prohibition against
----------
the sale of an unbuilt station, until the date that is one (1) year from the date of the filing of the Form 302-FM application (or successor application form) for license to cover the Station's construction permit, without regard to whether any of the other terms of this Agreement remain in effect (the "Option Term"). The Option shall entitle Broker to purchase the stock of Licensee's Shareholder Corporations for the aggregate amount of Four Million Six Hundred Seventy-Five Thousand Dollars and no cents ($4,675,000.00) (the "Option Price"). If Broker exercises the Option, Broker will deliver to each of Licensee's Shareholder Corporations in which the Option is being exercised the sum of Four Hundred Thousand Dollars and No Cents ($400,000.00) (each such exercise payment hereafter the "Deposit Payment") in immediately available funds. Broker shall deliver the Deposit Payment simultaneously with written notice to Licensee of the exercise of the Option. In the event that Broker were to exercise the Option, the FCC were to approve a transfer of control of the FCC Licenses, and the Parties were to consummate the sale of the stock of the Licensee's Shareholder Corporations, the Option Payment and the Deposit Payments to each Licensee Shareholder Corporation will be credited toward the Option Price paid to such Licensee Shareholder Corporation. The Option must be exercised in writing in accord with Section 29 of the Agreement. Upon receipt of the notice of exercise of the Option by the Broker, each Licensee Shareholder Corporation in which Broker has exercised the Option shall execute the Stock Purchase

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Agreement in the form attached as an Exhibit to this First Amendment no later than five (5) business days after the receipt by Licensee of written notice of Broker's exercise of the Option. Consummation of any such transaction will not occur until receipt of all required FCC approvals. In light of the necessity of obtaining the prior approval of the Bankruptcy Court for acquisition of the Option as it relates to Southern Ocean, it is specifically contemplated that the exercise of the Option to acquire the Southern Ocean stock would occur at a date later than the exercise of the Option as it relates to the other Licensee Shareholder Corporations. This Section 18 survives any termination of this Agreement for whatever cause, unless mutually agreed otherwise.

    4. The parties acknowledge that it is the express intention of Broker to exercise the option at the earliest possible date following the execution of this First Amendment.

    5. In all other respects, the Agreement remains unchanged and in full force and effect.

    IN WITNESS WHEREOF, each of Licensee, Licensee's Shareholder Corporations, and Broker has caused this Amendment to be duly executed and delivery in its name and on its behalf as of the day first written above.

                        LICENSEE

                        MANAHAWKIN COMMUNICATIONS CORPORATION


                        By: /s/ Patricia A. Stokes
                           -----------------------------
                            Patricia A. Stokes
                            President


                        BROKER

                        NASSAU BROADCASTING PARTNERS, L.P.


                        By: /s/ Louis F. Mercatanti, Jr.
                           -----------------------------
                            Louis F. Mercatanti, Jr.
                            Chairman

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                        SHAREHOLDER

                             GREAT AMERICAN COMMUNICATIONS CO.


                             By: /s/ Patricia A. Stokes
                                ------------------------
                                 Patricia A. Stokes
                                 President


                        SHAREHOLDER

                             JERSEY DEVIL BROADCASTING, INC.


                             By: /s/ John F. Scarpa
                                ------------------------
                                 John F. Scarpa
                                 President


                        SHAREHOLDER

                             SOUTHERN OCEAN BROADCASTING, INC.


                             By: /s/ Joan Beth Hansen
                                ------------------------
                                 Joan Beth Hansen
                                 President

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